Exhibit 5.1

Lucosky Brookman LLP

33 Wood Avenue South
6th Floor
Iselin, NJ 08830

T - (732) 395-4400
F - (732) 395-4401
____________________

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Suite 2000
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T - (212) 332-8160
F - (212) 332-8161

www.lucbro.com

August 10, 2011

Mascot Properties, Inc.
7985, 113th Street, Suite 220
Seminole, FL 33772

Re:	Mascot Properties, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Mascot Properties, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 24,208,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”).  The Common Stock is being offered for resale by the selling security holders listed in the Registration Statement.  On June 30, 2010, the Company completed a Regulation D Rule 506 offering pursuant to which it sold 6,052,000 shares of the Company’s Common Stock at a price per share equal to $0.01, resulting in the Company receiving aggregate proceeds of $60,520.  Subsequent to the issuance of the Common Stock under the offering, the Company consummated a 1-for-4 forward stock split (the “Forward Stock Split”) of its outstanding Common Stock.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) resolutions adopted by the board of directors of the Company relating to the authorization of the issuance of the Common Stock and the Forward Stock Split; and (d) the Registration Statement, including all exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company.  As to any facts material to the opinions expressed below, with your permission we have relied upon (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) resolutions adopted by the board of directors of the Company relating to the authorization of the issuance of the Common Stock and the Forward Stock Split; and (d) the Registration Statement, including all exhibits thereto.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Stock covered by the Registration Statement, already issued and outstanding, are validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the laws of the State of Nevada, including the Constitution of the State of Nevada and all applicable statutory provisions.  This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus, which is made part of the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP

LUCOSKY BROOKMAN LLP